EXHIBIT 3.1

                                    DELAWARE

                                    --------
                                 The First State




     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "MACHINETALKER, INC. ", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF JANUARY, A.D. 2002, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.
















SEAL










                                    /s/Harriet Smith Windsor
                                    __________________________________________
                                    Harriet Smith Windsor, Secretary of State


    3484724 8100                    AUTHENTICATION: 1586265
    020060507                       DATE: 01-30-02
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                                                               State of Delaware
                                                              Secretary of State
                                                        Division of Corporations
                                                       FILED 09:00 AM 03/30/2002
                                                             020060507 - 3484724


                          CERTIFICATE OF INCORPORATION

                                       OF

                               MACHINETALKER, INC.


     I, the undersigned, for the purposes of incorporating and organizing a corporation under the General Corporation Law of the State of Delaware, do execute this Certificate of Incorporation and do hereby certify as follows:

     FIRST:  The name of this corporation is MACHINETALKER, INC.

     SECOND: The address of this Corporation's registered office in the State of Delaware is 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901. National Corporate Research, Ltd., is the Corporation's registered agent at that address.

     THIRD: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which this Corporation is authorized to issue shall be Twenty Million (20,000,000), all of which shall be "Common Stock" with the par value of one-tenth of one cent ($0.001) per share.

     FIFTH: The incorporator of this Corporation is Michael E. Pfau, whose mailing address is 1421 State Street, Santa Barbara, California 93101.

     SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of Directors need not be by written ballot unless the Bylaws of the Corporation so provide.

     SEVENTH: Unless and except to the extent that the Bylaws of the Corporation shall so require, the election of Directors of the Corporation need not be by written ballot.

     EIGHTH: A Director of the Corporation shall not liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification, or repeal of the foregoing sentence shall not adversely affect any right or protection of a Director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification, or appeal.

     NINTH: The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized at any time by the laws of the State of Delaware may be added to this Certificate of Incorporation in the manner now or hereafter prescribed by law. All rights, preferences, and


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


privileges of whatsoever nature conferred upon stockholders, Directors, or other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the rights reserved in this Article.

     The  undersigned   incorporator  hereby  acknowledges  that  the  foregoing
Certificate of Incorporation is his act and deed on this 29th day of January, 2002.



                                        /s/ Michael E. Pfau
                                        -----------------------------------
                                        Michael E. Pfau, Incorporator










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